UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On August 7, 2009, Neurobiological Technologies, Inc. (the “Company”) entered into an agreement to terminate its the license and cooperation agreement with Merz Pharmaceuticals GmbH (“Merz”) and Children’s Medical Center Corporation (“CMCC”), effective as of July 31, 2009. Pursuant to the termination agreement, Merz will make a final payment to the Company of $4.9 million in satisfaction of all its royalty and other obligations under the license and cooperation agreement. The Company expects to receive this payment within 10 days. Pursuant to the termination agreement, the Company and Merz also agreed to a mutual release of all claims related to the license and cooperation agreement. The termination of the agreement with respect to the Company does not affect the rights and obligations flowing between Merz and CMCC under the amended agreement.

The foregoing is a summary of the termination agreement. It is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 12, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
	By:	/s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer